Exhibit 99 F

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the statement on Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Proxim Corporation has been filed on behalf of the undersigned.

Signature

Dated: December 22, 2003

Broadview Capital Partners L.P.

By:	Broadview Capital Partners Management LLC
Its:	General Partner

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

Broadview Capital Partners Qualified Purchaser Fund L.P.

By:	Broadview Capital Partners Management LLC
Its:	General Partner

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

Broadview Capital Partners Affiliates Fund LLC

By:	Broadview Capital LLC
Its:	Manager

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

Broadview Capital Partners Management LLC

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

BCI Holdings, L.P.

By:	Broadview Holdings LLP
Its:	General Partner

By:	/s/ David J. Kapnick
David J. Kapnick
Attorney-in-Fact

Broadview Holdings LLP

By:	/s/ David J. Kapnick
David J. Kapnick
Attorney-in-Fact

Individuals:

Steven D. Brooks
Stephen J. Bachmann
Paul F. Deninger

By:	/s/ David J. Kapnick
David J. Kapnick,
Attorney-in-Fact for the above-listed individuals